Exhibit 10.2

LOCK-UP AGREEMENT

June __, 2007

VIA Pharmaceuticals, Inc.

750 Battery Street

Suite 330

San Francisco, California 94111

Ladies and Gentlemen:

This letter is being delivered to you in connection with the private placement (the “Placement”) by VIA Pharmaceuticals, Inc., a Delaware corporation (the “Company”), to “qualified institutional buyers” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and a limited number of institutional “accredited investors” as such term is defined in Regulation D promulgated under the 1933 Act of the Company’s common stock, par value $0.001 per share (the “Securities”). Defined terms used herein and not otherwise defined shall have the respective meanings given them in the Securities Purchase Agreement, dated as of June 29, 2007 (the “Agreement”), by and among the Company and the investors party thereto (the “Investors”).

In order to induce the Company and each of the Investors to consummate the Placement and the other transactions contemplated pursuant to the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of closing of the Placement (the “Closing Date”) and continuing to and including March 1, 2008, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s Common Stock, or any options or warrants to purchase any shares of the Company’s Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Company’s Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) pursuant to a bona fide gift or gifts (including, without limitation, to any members of the immediate family of the undersigned, by will or intestate succession), provided, that each donee thereof agrees, as a condition precedent to such transfer, to be bound in writing by the restrictions set forth herein; (ii) to any trust for the direct or indirect benefit of the undersigned or any members of the immediate family of the undersigned, provided, that the trustee of the trust agrees, as a condition precedent to such transfer, to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value; (iii) to any affiliate of the undersigned, including its partners (if a partnership), members (if a limited liability company) or wholly-owned subsidiaries (if a corporation), provided, that the transferee thereof agrees, as a condition precedent to such transfer, to be bound in writing by the restrictions set forth herein, and provided, further, that any such transfer shall not involve a disposition for value; or (iv) with the prior written consent of the Company. The foregoing restrictions shall also not apply to the exercise of any options and/or warrants held by the undersigned or any affiliate of the undersigned; provided, that any shares of the Company’s Common Stock acquired upon such exercise shall be subject to the terms of this Lock-Up Agreement.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (i) through (iv) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and each of the Investors is relying upon this Lock-Up Agreement in proceeding toward consummation of the Placement. This Lock-Up Agreement shall become effective as of the Closing Date. The undersigned further understands that upon effectiveness, this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[Signature page follows.]

Very truly yours,